Exhibit 99.7

                                                           Last updated 02/03/03

                        PINNACLE WEST CAPITAL CORPORATION
                         EARNINGS VARIANCE EXPLANATIONS
                  FOR PERIODS ENDED DECEMBER 31, 2002 AND 2001

     This discussion explains the changes in our earnings for the three and twelve month periods ended December 31, 2002 and 2001. Consolidated income statements for the three and twelve months ended December 31, 2002 and 2001 follow this discussion. We will file our 2002 Annual Report on Form 10-K on or before March 31, 2003. We suggest this section be read in connection with the Pinnacle West Capital Corporation Annual Report on Form 10-K for the fiscal year ended December 31, 2001, Form 8-K dated November 21, 2002 (which includes certain restated prior year numbers), and the Pinnacle West Capital Corporation Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2002, June 30, 2002 and September 30, 2002. We have reclassified certain prior period amounts to conform to our current period presentation. Additional operating and financial statistics and a glossary of terms are available on our website (www.pinnaclewest.com).

EARNINGS CONTRIBUTIONS BY SUBSIDIARY AND BUSINESS SEGMENT

     We have two principal business segments (determined by products, services and the regulatory environment):

     * Our regulated electricity segment, which consists of regulated traditional retail and wholesale electricity businesses and related activities, and includes electricity transmission, distribution, and generation; and

     * Our marketing and trading segment, which consists of our competitive business activities, including wholesale marketing and trading and APS Energy Services' commodity-related energy services.

     The following tables summarize net income and segment details for the three and twelve months ended December 31, 2002 and the comparable prior year periods for Pinnacle West and each of our subsidiaries (dollars in millions):

                                                    REGULATED         MARKETING AND
                                  TOTAL            ELECTRICITY           TRADING             OTHER (d)
THREE MONTHS ENDED           ----------------    ----------------    ----------------    ----------------
DECEMBER 31,                  2002      2001      2002      2001      2002      2001      2002      2001
------------                 ------    ------    ------    ------    ------    ------    ------    ------
Arizona Public Service (a)   $   16    $   39    $   16    $   37    $   --    $    2    $   --    $   --
Pinnacle West Energy (a)        (31)        4       (33)        4         2        --        --        --
APS Energy Services (e)           8        --        --        --         5        --         3        --
SunCor                           10        --        --        --        --        --        10        --
El Dorado (e)                   (37)       --        --        --        --        --       (37)       --
Parent company                   19        (7)        2        --         2        (7)       15        --
                             ------    ------    ------    ------    ------    ------    ------    ------
Income/(Loss) before
  accounting change             (15)       36       (15)       41         9        (5)       (9)       --
Cumulative effect of a
  change in accounting -
  net of income taxes (c)       (66)       --        --        --       (66)       --        --        --
                             ------    ------    ------    ------    ------    ------    ------    ------
Net Income/(Loss)            $  (81)   $   36    $  (15)   $   41    $  (57)   $   (5)   $   (9)   $   --
                             ======    ======    ======    ======    ======    ======    ======    ======

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
                                                    REGULATED         MARKETING AND
                                  TOTAL            ELECTRICITY           TRADING             OTHER (d)
TWELVE MONTHS ENDED          ----------------    ----------------    ----------------    ----------------
DECEMBER 31,                  2002      2001      2002      2001      2002      2001      2002      2001
------------                 ------    ------    ------    ------    ------    ------    ------    ------
Arizona Public Service (a)   $  199    $  281    $  198    $  139    $    1    $  142    $   --    $   --
Pinnacle West Energy (a)        (19)       18       (21)       18         2        --        --        --
APS Energy Services (e)          28       (10)       --        --        23       (11)        5         1
SunCor                           19         3        --        --        --        --        19         3
El Dorado (e)                   (55)       --        --        --        --        --       (55)       --
Parent company                   43        35        (7)       (5)       32        40        18        --
                             ------    ------    ------    ------    ------    ------    ------    ------
Income/(Loss) before
  accounting change             215       327       170       152        58       171       (13)        4
Cumulative effect of a
  change in accounting -
  net of income taxes
  (b)(c)                        (66)      (15)       --       (15)      (66)       --        --        --
                             ------    ------    ------    ------    ------    ------    ------    ------
Net Income/(Loss)            $  149    $  312    $  170    $  137    $   (8)   $  171    $  (13)   $    4
                             ======    ======    ======    ======    ======    ======    ======    ======

     (a) Consistent with APS' October 2001 ACC filing, APS entered into agreements with its affiliates to buy power. The agreements reflect a price based on the fully-dispatchable dedication of the Pinnacle West Energy generating assets to APS' native load customers.

     (b) APS recorded a $15 million after-tax loss in 2001 for the cumulative effect of a change in accounting for derivatives related to the adoption of Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities."

     (c) We recorded a $66 million after-tax loss in 2002 for the cumulative effect of a change in accounting for trading activities, for the early adoption of Emerging Issues Task Force (EITF) Issue No. 02-3 "Accounting for Contracts Involved in Energy Trading and Risk Management Activities" as of October 1, 2002.

     (d)  Primarily includes activities related to SunCor and El Dorado.

     (e) APS Energy Services and El Dorado's net income are primarily reported before income taxes, in accordance with generally accepted accounting principles. The income tax expense or benefit for these subsidiaries is recorded at the parent company.

                                        2
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EARNINGS VARIANCE EXPLANATIONS

     Throughout these explanations, we refer to "gross margin." With respect to our regulated electricity segment and marketing and trading segment, gross margin refers to electric operating revenues less purchased power and fuel costs. Real estate gross margin refers to real estate revenues less real estate operations costs of SunCor. Other gross margin refers to other operating revenues less other operating expenses, which includes El Dorado's investment in NAC International Inc. (NAC), which we began consolidating in our financial statements in July 2002 (see further discussions in "NAC International Inc. Losses" below). Other gross margin also includes amounts related to APS Energy Services' energy consulting services.

     OPERATING RESULTS - THREE-MONTH PERIOD ENDED DECEMBER 31, 2002 COMPARED WITH THREE-MONTH PERIOD ENDED DECEMBER 31, 2001

     Our consolidated net loss for the three months ended December 31, 2002 was $81 million compared with net income of $36 million for the same period in the prior year. We recognized a $66 million after-tax loss in the three months ended December 31, 2002 for the cumulative effect of a change in accounting for trading activities as a result of our adoption of EITF 02-3 as of October 1, 2002.

     Our consolidated loss before accounting change for the three months ended December 31, 2002 was $15 million compared with income before accounting change of $36 million for the same period in the prior year. The period-to-period decrease was primarily the result of a $49 million pretax write-off related to the cancellation of Pinnacle West Energy's Redhawk Units 3 and 4, of which $47 million was recorded in operations and maintenance expense and $2 million was recorded in capitalized interest, pretax losses of $38 million at El Dorado primarily related to its subsidiary, NAC, in the fourth quarter of 2002 (see further discussion in "NAC International Inc. Losses" below) and pretax severance costs of $11 million recorded in the fourth quarter of 2002 related to a voluntary workforce reduction. The regulated electricity comparison was negatively impacted by higher costs for purchased power and gas, weather impacts and a 1.5% electric retail price reduction that took effect July 1, 2002. These factors were offset by lower replacement power costs for power plant outages, higher earnings contributions from our marketing and trading activities and customer growth of 3.2% for the fourth quarter of 2002.

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     The major factors that increased (decreased) income before accounting change were as follows (dollars in millions):

                                                                                 Increase
                                                                                (Decrease)
                                                                                ----------
Marketing and trading segment gross margin:
     Increase in generation sales other than native load due to higher
       sales volumes                                                             $      6
     Lower realized wholesale margins net of related mark-to-market
       reversals due to lower prices and volumes                                      (12)
     Higher competitive retail sales in California by APS Energy Services               7
     2001 write-off of prior period mark-to-market value related to trading
       with Enron and its affiliates                                                    8
     Lower mark-to-market reversals due to the adoption of EITF 02-3                    8
     Higher electricity mark-to-market gains for future delivery primarily as
       a result of increased activity                                                   8
                                                                                 --------
          Net increase in marketing and trading segment gross margin                   25
                                                                                 --------
Regulated electricity segment gross margin:
     Increased purchased power and fuel costs due to higher hedged gas and power prices partially offset by improved hedge management,
       net of mark-to-market reversals                                                (16)
     Effects of weather on retail sales                                                (6)
     Retail price reduction effective July 1, 2002                                     (6)
     2001 charges related to purchased power contracts with Enron
       and its affiliates                                                              13
     Lower replacement power costs from plant outages due to lower
       market prices and fewer unplanned outages                                        4
     Higher retail sales volumes due to customer growth, partially
       offset by lower average usage, excluding weather effects                         1
     Miscellaneous factors, net                                                        11
                                                                                 --------
          Net increase in regulated electricity segment gross margin                    1
                                                                                 --------
Net increase in regulated electricity and marketing and trading segments'
  gross margins                                                                        26
Higher real estate gross margin primary due to increased sales activities               5
Lower other gross margin primarily related to losses recorded on El Dorado's
  investment in NAC                                                                   (32)
Higher operations and maintenance expense related to a $47 million write-off of Redhawk Units 3 and 4, 2002 severance costs of $11
  million and other costs                                                             (72)
Higher depreciation and amortization primarily due to higher depreciation on higher plant balances, partially offset by lower regulatory asset
  amortization                                                                         (5)
Higher taxes other than income taxes                                                   (6)
Lower other expenses                                                                    7
Higher net interest expense primarily due to lower capitalized interest                (8)
Miscellaneous items, net                                                               (3)
                                                                                 --------
     Decrease in income before income taxes                                           (88)
Lower income taxes primarily due to lower pretax income                                37
                                                                                 --------
     Decrease in income before accounting change                                 $    (51)
                                                                                 ========

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MARKETING AND TRADING SEGMENT GROSS MARGIN

     Marketing and trading segment revenues were $96 million higher in the three-month period ended December 31, 2002, compared with the same period in the prior year as a result of:

     * increased revenues from generation sales other than native load due to higher sales volumes ($26 million);
     * higher realized wholesale revenues net of related mark-to-market reversals due to higher volumes ($20 million);
     * increased revenues from higher competitive retail sales in California by APS Energy Services ($26 million);
     * 2001 write-off of prior period mark-to-market value related to trading with Enron and its affiliates ($8 million increase);
     *    higher revenues related to the adoption of EITF 02-3 ($8 million); and
     * higher electricity mark-to-market gains for future delivery primarily as a result of increased activity ($8 million).

     Marketing and trading segment purchased power and fuel costs were $71 million higher in the three-month period ended December 31, 2002, compared to the same period in the prior year as a result of:

     * increased fuel costs related to generation sales other than native load primarily because of higher natural gas prices and higher sales volumes ($20 million);
     * increased purchased power costs related to other realized marketing activities in the current period primarily due to higher purchased power prices and higher sales volumes, net of mark-to-market reversals ($32 million);
     * increased purchased power costs related to higher competitive retail sales in California by APS Energy Services ($19 million).

REGULATED ELECTRICITY SEGMENT GROSS MARGIN

     Revenues related to our regulated retail and wholesale electricity businesses were $20 million lower in the three-month period ended December 31, 2002, compared with the same period in the prior year as a result of:

     * decreased revenues related to wholesale sales for retail native load hedge management, as a result of lower prices ($16 million);
     *    decreased retail revenues related to milder weather ($9 million);
     * decreased retail revenues related to a reduction in retail electricity prices ($6 million);
     * increased retail revenues related to customer growth partially offset by lower average usage, excluding weather effects ($1 million); and
     *    other miscellaneous factors ($10 million net increase).

     Regulated electricity segment purchased power and fuel costs were $21 million lower in the three-month period ended December 31, 2002, compared with the same period in the prior year as a result of:

     * increased costs related to higher hedged natural gas and purchased power prices, net of mark-to-market reversals ($26 million);

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     *    decreased purchased power costs related to wholesale sales for retail load hedge management as a result of lower prices ($26 million);
     * decreased costs related to the effects of milder weather on retail sales ($3 million);
     * 2001 charges related to purchased power contracts with Enron and its affiliates ($13 million decrease);
     * decreased replacement power costs for power plant outages due to lower market prices and fewer unplanned nuclear and coal plant outages ($4 million); and
     *    other miscellaneous factors ($1 million net decrease).

     The increase in real estate gross margin of $5 million was primarily due to increased sales activities.

     The decrease in other gross margin of $32 million was primarily due to losses on El Dorado's investment in NAC (see further discussion in NAC International Inc. Losses below).

     The increase in operations and maintenance expense of $72 million was due to a $47 million write-off related to the cancellation of Redhawk Units 3 and 4, severance costs of $11 million related to a 2002 voluntary workforce reduction and other costs of $14 million.

     The increase in depreciation and amortization expenses of $5 million was primarily related to increased depreciation and amortization on higher property, plant and equipment balances partially offset by lower regulatory asset amortization, in accordance with APS' 1999 Regulatory Agreement.

     The increase in taxes other than income taxes of $6 million is primarily due to increased property taxes on higher property balances.

     Other expense decreased $7 million primarily due to lower miscellaneous non-operating costs.

     Interest expense, net of amounts capitalized, increased $8 million primarily due to decreased capitalized interest related to our generation expansion program.

                                        6
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     OPERATING RESULTS - TWELVE-MONTH PERIOD ENDED DECEMBER 31, 2002 COMPARED
     WITH TWELVE-MONTH PERIOD ENDED DECEMBER 31, 2001

     Our consolidated net income for the twelve months ended December 31, 2002 was $149 million compared with $312 million for the same period in the prior year. We recognized a $66 million after-tax loss in the twelve months ended December 31, 2002 for the cumulative effect of a change in accounting for trading activities for the early adoption of EITF 02-3 as of October 1, 2002. We recognized a $15 million after-tax loss in the twelve months ended December 31, 2001 as a cumulative effect of a change in accounting for derivatives, as required by SFAS No. 133.

     Our income before accounting change for the twelve months ended December 31, 2002 was $215 million compared with $327 million for the same period a year earlier. The period-to-period comparison was lower due to lower earnings contributions from our marketing and trading activities, pretax losses of $59 million related to El Dorado's investment in NAC, a $49 million pretax write-off related to the cancellation of Redhawk Units 3 and 4, of which $47 million was recorded in operations and maintenance expense and $2 million was recorded in capitalized interest, and severance costs of approximately $36 million pretax recorded in the second half of 2002 relating to a voluntary workforce reduction, partially offset by increased earnings contributions from our regulated electricity and real estate operations. The regulated electricity comparison was favorably impacted by lower replacement power costs for power plant outages and customer growth and higher average usage per customer, partially offset by the effects of milder weather, retail electricity price decreases and higher costs for purchased power and gas due to higher hedged gas and power prices. The real estate results benefited primarily from more sales activities. The comparison for marketing and trading activities reflects lower liquidity and lower price volatility in the wholesale power markets in the western United States.

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     The major factors that increased (decreased) income before accounting change were as follows (dollars in millions):

                                                                                 Increase
                                                                                (Decrease)
                                                                                ----------
Marketing and trading segment gross margin:
     Decrease in generation sales other than native load due to lower
       market prices partially offset by higher sales volumes                    $    (66)
     Lower realized wholesale margins net of related mark-to-market
       reversals due to lower prices and volumes                                      (91)
     Higher competitive retail sales in California by APS Energy Services              32
     2001 write-off of prior period mark-to-market value related to trading
       with Enron and its affiliates                                                    8
     Lower mark-to-market reversals due to the adoption of EITF 02-3                    8
     Lower mark-to-market gains for future delivery due to lower market
       liquidity and lower price volatility                                           (76)
                                                                                 --------
          Net decrease in marketing and trading segment gross margin                 (185)
                                                                                 --------
Regulated electricity segment gross margin:
     Lower replacement power costs for plant outages due to lower
       market prices and fewer unplanned outages                                      127
     Increased purchased power and fuel costs due to higher hedged gas and power prices, partially offset by improved hedge management,
       net of mark-to-market reversals                                                 (9)
     Higher retail sales volumes due to customer growth and higher
       average usage, excluding weather effects                                        38
     2001 charges related to purchased power contracts with Enron
       and its affiliates                                                              13
     Retail price reductions effective July 1, 2001 and July 1, 2002                  (28)
     Effects of milder weather on retail sales                                        (27)
     Miscellaneous factors, net                                                        (2)
                                                                                 --------
          Net increase in regulated electricity segment gross margin                  112
                                                                                 --------
Net decrease in regulated electricity and marketing and trading segments'
  gross margins                                                                       (73)
Higher real estate gross margin primarily due to increased sales activities            16
Lower other gross margin primarily related to losses recorded on El Dorado's
  investment in NAC                                                                   (44)
Higher operations and maintenance expense related to a $47 million write-off of Redhawk Units 3 and 4, 2002 severance costs of approximately $36 million, partially offset by lower generation
  reliability costs                                                                   (54)
Higher taxes other than income taxes                                                   (7)
Lower other income primarily due to a 2001 insurance recovery of
  environmental remediation costs                                                     (11)
Higher net interest expense primarily due to higher debt balances and lower
  capitalized interest                                                                (16)
Miscellaneous factors, net                                                              2
                                                                                 --------
     Decrease in income before income taxes                                          (187)
Lower income taxes primarily due to lower income                                       75
                                                                                 --------
     Decrease in income before accounting change                                 $   (112)
                                                                                 ========

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MARKETING AND TRADING SEGMENT GROSS MARGIN

     Marketing and trading segment revenues were $325 million lower in the twelve-month period ended December 31, 2002, compared to the same period in the prior year as a result of:

     * decreased revenues from generation sales other than native load due to lower market prices partially offset by higher sales volumes ($98 million);
     * lower realized wholesale revenues net of related mark-to-market reversals due to lower prices partially offset by higher volumes ($273 million);
     * increased revenues from higher competitive retail sales in California by APS Energy Services ($105 million);
     * 2001 write-off of prior period mark-to-market value related to trading with Enron and its affiliates ($8 million increase);
     *    higher revenues related to the adoption of EITF 02-3 ($8 million); and
     * lower mark-to-market gains for future delivery primarily as a result of lower market liquidity and lower price volatility, resulting in lower volumes ($75 million).

     Marketing and trading segment purchased power and fuel costs were $140 million lower in the twelve-month period ended December 31, 2002, compared to the same period in the prior year as a result of:

     * decreased fuel costs related to generation sales other than native load primarily because of lower natural gas prices partially offset by higher sales volumes ($32 million);
     * decreased purchased power costs related to other realized marketing activities in the current period primarily due to lower prices partially offset by higher volumes ($182 million);
     * increased purchased power costs related to higher competitive retail sales in California by APS Energy Services ($73 million); and
     * change in mark-to-market fuel costs for future delivery ($1 million increase).

REGULATED ELECTRICITY SEGMENT GROSS MARGIN

     Revenues related to our regulated retail and wholesale electricity businesses were $549 million lower in the twelve-month period ended December 31, 2002, compared to the same period in the prior year as a result of:

     * decreased revenues related to traditional wholesale sales as a result of lower sales volumes and lower prices ($64 million);
     * decreased revenues related to retail load hedge management wholesale sales, as a result of lower prices and lower sales volumes ($455 million);
     *    decreased retail revenues related to milder weather ($60 million);
     * increased retail revenues related to customer growth and higher average usage, excluding weather effects ($69 million);
     * decreased retail revenues related to reductions in retail electricity prices ($28 million); and
     *    other miscellaneous factors ($11 million net decrease).

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     Regulated electricity segment purchased power and fuel costs were $661 million lower in the twelve-month period ended December 31, 2002, compared with the same period in the prior year as a result of:

     * decreased costs related to traditional wholesale sales as a result of lower sales volumes and lower prices ($64 million);
     * decreased costs related to retail load hedge management wholesale sales, as a result of lower prices and lower sales volumes ($460 million);
     * increased costs related to higher prices for hedged natural gas and purchased power, net of mark-to-market reversals ($14 million);
     * decreased costs related to the effects of milder weather on retail sales ($33 million);
     * increased costs related to retail sales growth, excluding weather effects ($31 million);
     * charges in 2001 related to purchased power contracts with Enron and its affiliates ($13 million net decrease);
     * decreased replacement power costs for power plant outages due to lower market prices and fewer unplanned outages ($127 million); and
     *    miscellaneous factors ($9 million net decrease).

     The increase in real estate gross margin of $16 million was primarily due to increased sales activities.

     The decrease in other gross margin of $44 million was primarily due to losses on El Dorado's investment in NAC (see further discussion in "NAC International Inc. Losses" below).

     The increase in operations and maintenance expense of $54 million was due to a $47 million write-off related to the cancellation of Redhawk Units 3 and 4, severance costs of $36 million related to a 2002 voluntary workforce reduction and other costs of $9 million, partially offset by lower costs related to generation reliability, plant outages and maintenance costs of $38 million.

     The increase in taxes other than income taxes of $7 million is primarily due to increased property taxes on higher property balances.

     Other income decreased $11 million primarily due to an insurance recovery recorded in 2001 related to environmental remediation costs and other costs.

     Other expense remained constant compared to the prior year primarily due to losses recorded related to El Dorado's investment in NAC of approximately $8 million (see further discussion in "NAC International Inc. Losses" below) offset by $8 million of lower miscellaneous non-operating costs.

     Net interest expense increased $16 million primarily because of higher debt balances related to our generation expansion program and lower capitalized interest on our generation expansion program.

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NAC INTERNATIONAL INC. LOSSES

     We, through an unregulated wholly-owned subsidiary (El Dorado), own a majority interest in NAC, a company that develops, markets and contracts for the manufacture of cask designs for spent nuclear fuel storage and transportation. Prior to the third quarter of 2002, the Company's investment in NAC was accounted for under the equity method and the Company's share of NAC's earnings and losses were recorded in other income or expense in the consolidated income statement. Beginning in the third quarter of 2002, the Company fully consolidated NAC's financial statements after acquiring a controlling interest in NAC as a result of increased voting representation on NAC's board of directors. During the second and third quarters of 2002, the Company recorded cumulative losses of approximately $21 million before income taxes related to NAC, primarily as a result of expected losses under contracts with two customers, including a contract between NAC and Maine Yankee Atomic Power Company ("Maine Yankee"). See Note 14 of Notes to Condensed Consolidated Financial Statements and Management's Discussion and Analysis of Financial Condition and Results of Operations in our Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2002 and September 30, 2002 for additional information about NAC.

     On January 15, 2003, Maine Yankee notified NAC of its intention to terminate its contract with NAC. The Company recorded additional NAC losses of $38 million before income taxes in the fourth quarter of 2002, the substantial majority of which relates to the termination of the Maine Yankee contract.

                                       11
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                        PINNACLE WEST CAPITAL CORPORATION
                        CONSOLIDATED STATEMENTS OF INCOME
                (Dollars in Thousands, Except Per Share Amounts)
                                   (Unaudited)

                                                              THREE MONTHS ENDED
                                                                 December 31,             Increase (Decrease)
                                                           ------------------------    ------------------------
                                                              2002          2001         Amount       Percent
                                                           ----------    ----------    ----------    ----------
OPERATING REVENUES
  Regulated electricity segment                            $  416,583    $  436,567    $  (19,984)      4.6% W
  Marketing and trading segment                               113,355        17,419        95,936     550.8% B
  Real estate                                                  80,943        61,095        19,848      32.5% B
  Other revenues                                               33,555         5,893        27,662     469.4% B
                                                           ----------    ----------    ----------
    Total                                                     644,436       520,974       123,462      23.7% B
                                                           ----------    ----------    ----------

OPERATING EXPENSES
  Regulated electricity segment purchased power and fuel       75,932        96,625       (20,693)     21.4% B
  Marketing and trading segment purchased power and fuel       84,413        13,354        71,059     532.1% W
  Operations and maintenance                                  193,674       121,790        71,884      59.0% W
  Real estate operations                                       66,816        52,214        14,602      28.0% W
  Depreciation and amortization                               114,074       109,061         5,013       4.6% W
  Taxes other than income taxes                                26,805        20,967         5,838      27.8% W
  Other expenses                                               65,844         6,348        59,496     937.2% W
                                                           ----------    ----------    ----------
    Total                                                     627,558       420,359       207,199      49.3% W
                                                           ----------    ----------    ----------
OPERATING INCOME                                               16,878       100,615       (83,737)     83.2% W
                                                           ----------    ----------    ----------
OTHER
  Other income                                                  4,791         7,590        (2,799)     36.9% W
  Other expenses                                               (6,873)      (13,469)        6,596      49.0% B
                                                           ----------    ----------    ----------
    Total                                                      (2,082)       (5,879)        3,797      64.6% B
                                                           ----------    ----------    ----------
INTEREST EXPENSE
  Interest charges                                             47,204        46,719           485       1.0% W
  Capitalized interest                                         (4,967)      (12,458)        7,491      60.1% W
                                                           ----------    ----------    ----------
    Total                                                      42,237        34,261         7,976      23.3% W
                                                           ----------    ----------    ----------
INCOME/(LOSS) BEFORE INCOME TAXES                             (27,441)       60,475       (87,916)    145.4% W

INCOME TAXES                                                  (12,556)       24,669       (37,225)    150.9% B
                                                           ----------    ----------    ----------

INCOME/(LOSS) BEFORE ACCOUNTING CHANGE                        (14,885)       35,806       (50,691)    141.6% W

CUMULATIVE EFFECT OF A CHANGE IN ACCOUNTING
  FOR TRADING ACTIVITIES - NET OF INCOME TAX                  (65,745)           --       (65,745)    100.0% W
                                                           ----------    ----------    ----------

NET INCOME/(LOSS)                                          $  (80,630)   $   35,806    $ (116,436)    325.2% W
                                                           ==========    ==========    ==========

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - BASIC             85,302        84,679           623       0.7%

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - DILUTED           85,302        84,824           478       0.6%

EARNINGS PER WEIGHTED AVERAGE COMMON SHARE OUTSTANDING
  Income Before Accounting Change - Basic                  $    (0.17)   $     0.42    $    (0.59)    140.5% W
  Net Income - Basic                                       $    (0.95)   $     0.42    $    (1.37)    326.2% W
  Income Before Accounting Change - Diluted                $    (0.17)   $     0.42    $    (0.59)    140.5% W
  Net Income - Diluted                                     $    (0.95)   $     0.42    $    (1.37)    326.2% W

Certain prior year amounts have been restated to conform to the 2002 presentation.
     B -- Better
     W -- Worse

                        PINNACLE WEST CAPITAL CORPORATION
                        CONSOLIDATED STATEMENTS OF INCOME
                (Dollars in Thousands, Except Per Share Amounts)
                                   (Unaudited)

                                                              TWELVE MONTHS ENDED
                                                                  December 31,               Increase (Decrease)
                                                           --------------------------    --------------------------
                                                               2002           2001          Amount        Percent
                                                           -----------    -----------    -----------    -----------
OPERATING REVENUES
  Regulated electricity segment                            $ 2,013,023    $ 2,562,089    $  (549,066)       21.4% W
  Marketing and trading segment                                325,931        651,230       (325,299)       50.0% W
  Real estate                                                  236,388        168,908         67,480        40.0% B
  Other revenues                                                61,937         11,771         50,166       426.2% B
                                                           -----------    -----------    -----------
    Total                                                    2,637,279      3,393,998       (756,719)       22.3% W
                                                           -----------    -----------    -----------
OPERATING EXPENSES
  Regulated electricity segment purchased power and fuel       499,543      1,160,863       (661,320)       57.0% B
  Marketing and trading segment purchased power and fuel       194,039        334,209       (140,170)       41.9% B
  Operations and maintenance                                   584,538        530,095         54,443        10.3% W
  Real estate operations                                       205,315        153,462         51,853        33.8% W
  Depreciation and amortization                                424,886        427,903         (3,017)        0.7% B
  Taxes other than income taxes                                107,952        101,068          6,884         6.8% W
  Other expenses                                               104,959         10,375         94,584       911.7% W
                                                           -----------    -----------    -----------
    Total                                                    2,121,232      2,717,975       (596,743)       22.0% B
                                                           -----------    -----------    -----------
OPERATING INCOME                                               516,047        676,023       (159,976)       23.7% W
                                                           -----------    -----------    -----------
OTHER
  Other income                                                  15,104         26,416        (11,312)       42.8% W
  Other expenses                                               (33,655)       (33,577)           (78)        0.2% W
                                                           -----------    -----------    -----------
    Total                                                      (18,551)        (7,161)       (11,390)      159.1% W
                                                           -----------    -----------    -----------
INTEREST EXPENSE
  Interest charges                                             188,353        175,822         12,531         7.1% W
  Capitalized interest                                         (44,110)       (47,862)         3,752         7.8% W
                                                           -----------    -----------    -----------
    Total                                                      144,243        127,960         16,283        12.7% W
                                                           -----------    -----------    -----------
INCOME BEFORE INCOME TAXES                                     353,253        540,902       (187,649)       34.7% W

INCOME TAXES                                                   138,100        213,535        (75,435)       35.3% B
                                                           -----------    -----------    -----------

INCOME BEFORE ACCOUNTING CHANGE                                215,153        327,367       (112,214)       34.3% W

CUMULATIVE EFFECT OF A CHANGE IN ACCOUNTING
  FOR DERIVATIVES - NET OF INCOME TAX                               --        (15,201)        15,201       100.0% B

CUMULATIVE EFFECT OF A CHANGE IN ACCOUNTING
  FOR TRADING ACTIVITIES - NET OF INCOME TAX                   (65,745)            --        (65,745)      100.0% W
                                                           -----------    -----------    -----------
NET INCOME                                                 $   149,408    $   312,166    $  (162,758)       52.1% W
                                                           ===========    ===========    ===========

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - BASIC              84,903         84,718            185         0.2%

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - DILUTED            84,964         84,930             34         0.0%

EARNINGS PER WEIGHTED AVERAGE COMMON SHARE OUTSTANDING
      Income Before Accounting Change - Basic              $      2.53    $      3.86    $     (1.33)       34.5% W
      Net Income - Basic                                   $      1.76    $      3.68    $     (1.92)       52.2% W
      Income Before Accounting Change - Diluted            $      2.53    $      3.85    $     (1.32)       34.3% W
      Net Income - Diluted                                 $      1.76    $      3.68    $     (1.92)       52.2% W

Certain prior year amounts have been restated to conform to the 2002 presentation.
     B -- Better
     W -- Worse

                                       13